Compressed Natural Gas Supply Contract

This Contract is signed between the following parties:

Supplier (Party A): Huojia County Hualong Petrochemical Co., Ltd.

Purchaser (Party B): Xi’an Xilan Natural Gas Co., Ltd

Both parties agreed to compliant with equality, mutual benefit, the principle of honesty and trustworthiness. Both parties agreed the following compressed natural gas supply terms and conditions and sign to confirm the execution of the contract.

The contract had been signed by both parties on 16th November 2009 at Huojia County in Henan province.

I.	Supplying object
Supplying object is compressed natural gas.
1.	Validity of the contract and supplying period
1.1	The validity of the contract is five years. Starts from 1st January 2010 and end on 31st December 2015.
1.2	The date of start supplying compressed natural gas is 1st January 2010.

II.	Source of compressed natural gas
In the contract source of compressed natural gas must be the compressed natural gas from the pipeline under the government’s development plan delivering natural gas from the west to the east.

III.	Transfer location and transfer mode
1.
Party A must deliver the compressed natural gas to the location designated by Party B. The quality of compressed natural gas is determined by the supplying station high pressure flow measurement of Party A.

2.	Both parties transfer executors must grant authority from their enterprise and party B transfer executor must sign off delivered compressed natural gas per vehicle trip.

IV. Price and settlement
1.
Settled Price: Both parties agreed that compressed natural gas price is RMB2.4 yuan per standard cubic meter (if company does not need value-added tax invoice, the price can be settled as 2.12 yuan per standard cubic meter.).

2.	Company should prepay the fund to purchase compressed natural gas.
3.
The settled date is the 24th for each month, according to the compressed natural gas sales amount to purchasers from the 25th of last month to the 24th of this month, and the day-measurement certificate which supplier gives to purchasers, supplier and purchase party can settle the due balance.

V. Right and Responsibility for both parties
5.1 Supplier’s Right and Responsibility
5.1.1 Supplier should notice the purchasers 3 days before Supplier make annual maintenance on production equipment or there is other reason to cause production stopped.
5.1.2 If the emergency happed or others caused gas supply stopped, supplier should inform purchaser in time and confirm this matter. And the supplier should inform the purchasers 3 days before the gas supply return to normal supply.
5.2 Purchaser’ Right and Responsibility
5.2.1 Purchaser should pay the money within the period agreed in contract. If purchaser cannot timely pay the money, supplier can take some actions after noticing to purchaser, such as stop gas supply or limit the gas supply.
5.2.2 Purchaser should notice the supplier prior Supplier make annual maintenance on production equipment or there is other reason to cause production stopped.
5.2.3 If the emergency happed or purchaser want to stop gas supply stopped for any other reason, purchaser should inform supplier in time, and provide stop gas supply timetable to supplier, so that supplier can make arrangement accordingly.

VI. Liabilities1. Supplier’s LiabilitiesIn any emergency situation such as equipment maintenance or break down which prevents the Supplier to supply natural gas without notification to the Purchaser; Supplier will be liable for any direct or indirect losses. 2. Purchaser’s LiabilityIn any emergency situation such as equipment maintenance or break down which prevents the Purchaser to purchase natural gas without notification to the Supplier; Purchaser will be liable for any direct or indirect losses. 3. Any force majeure issues happening have material affect either party’s obligation. This agreement will be terminated.4. Any force majeure issues caused one party cannot carry out its obligations; this party should liable for the losses of another party. VII. Solution of Dispute1. Any dispute, disagreement, argument or claim over this Agreement will be negotiated by both parties. Any unsolved dispute will be ruled by the local arbitration commission. VIII. Additional Clause1. All provisions and information with respect to the agreement must keep in confidential, during of which, each party can not reveal any or all provisions or information of the agreement to any third party.   2.  Any uncovered issues over this Agreement will be negotiated by both parties. Amendment may be made when necessary and bears same legal force with this agreement. 3. The agreement will be in quadruplicate with same full legal force, two copies to be held by each party. Supplier: Huojia County Hualong Petrochemical Co., LtdAuthorized Representative:Purchaser: Xi’an Xilan Natural Gas Co., LtdAuthorized Representative:

压缩天然气购销合同

本合同由以下缔约方签署：

供方（甲方）：获嘉县华龙石化有限公司
用方（乙方）：西安市西蓝天然气股份有限公司

双方遵照平等互利、诚实守信的原则，协商确定了经双方一致同意的压缩天然气供用条件与合同条款，并签署确认本合同予以执行。

本合同由双方于 2009 年 11 月 16 日在河南省获嘉县签署。

一、标的物

本合同约定的标的物为“压缩天然气”，以下均称压缩天然气。

1、 合同有效期和供应气年限

1.1 双方约定，压缩天然气的合作年限为五年，从 2010 年 1 月 1 日至 2015 年 12 月 31 日止。

1.2 本合同供气起始日定为 2010 年 1 月 1 日。

二、压缩天然气的气源

本合同提供的压缩天然气气源均为西气东输管道天然气。

三、接交地点与与交接方式

1、 本合同双方约定压缩天然气为甲方送至乙方指定地点，以供方站区高压流量计量为准。

2、 实施压缩天然气交接，双方派出的交接人员应具有各自企业的授权，用方天然气交接人员须对每车次进行交接签认。

四、价格与结算

1、 结算价格：双方约定，压缩天然气价格为 2.40 元/标准立方米（如不开增值税发票则按 2.12 元结算）。如遇上游气源调价或国家政策性调价时，结算价格应相应调整。

2、 压缩天然气实行预付制度。

3、 每月的 24 日为结算日，供方与需方应依据上月 25 日-当月 24 日的销售给用方的天然气，以供方向用方提供的日计量交接凭证，作为办理结算的依据。

五、双方的权利和义务

5.1 供方的权利义务

5.1.1 供方在生产设备年度检修时或其他原因需停产时，应在检修或停产前 3 日通知用方。

5.1.2 因突发事件或其他原因影响供气时，应及时通知用方并确认。并在恢复正常供气前 3 日内通知用方。

5.2 用方的权利义务

5.2.1 用方应在合同约定期限内及时支付气款。如用方未能按时支付气款，供方可于通知后采取停、限气措施。

5.2.2 用方因设备年度检修及其他原因不能按用气及时足量用气时，应提前 3 日通知供方。并在恢复用气前 3 日通知用方。

5.2.3 因突发性事件或其他原因需紧急停止用气，用方应及时通知供方，并做出停止用气的具体时间表通知供方，以便供方安排生产。

六、违约责任

6.1 供方的违约责任

供方在设备检修或设备发生故障以及遭遇突发事件时不能保障用方用气，且未按合同约定及时